Exhibit 5.1

Board of Directors

VeraSun Energy Corporation

[The Effective Date]

CADWELL SANFORD DEIBERT & GARRY LLP

LAWYERS

Joe W. Cadwell		Telephone
Steven W. Sanford	River Centre	(605) 336-0828
Douglas M. Deibert	200 East 10th Street, Suite 200
William C. Garry	Sioux Falls, South Dakota 57104	Telecopier
Scott Perrenoud*		(605) 336-6036
Stephen C. Landon	Mailing Address:
Brett A. Lovrien*†	P.O. Box 2498	Writer’s E-Mail Address
Michael A. Henderson	Sioux Falls, South Dakota 57101-2498
James S. Simko		ssanford@cadlaw.com
Shawn M. Nichols
Kristi M. Laber
* Also admitted in Iowa
† Also admitted in Minnesota

FORM OF SOUTH DAKOTA

COUNSEL OPINION

[The Effective Date]

Board of Directors

VeraSun Energy Corporation

100 22nd Avenue

Brookings, SD 57006

Re:	Registration Statement on Form S-4
Registration File No. 333-148315

Dear Directors:

We have acted as special South Dakota counsel for VeraSun Energy Corporation, a South Dakota corporation (the “Company”) with respect to certain South Dakota corporate law matters incident to the registration by the Company of its shares of common stock, par value $0.01 per share (the “Shares”) pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 21, 2007 (File No. 333-148315), to which this opinion is being attached and filed as an exhibit (the “Registration Statement”). The Shares are proposed to be issued pursuant to the Agreement and Plan of Merger dated as of November 29, 2007 by and among the

Board of Directors

VeraSun Energy Corporation

[The Effective Date]

Company, Host Acquisition Corporation (a direct, wholly-owned subsidiary of the Company) and US BioEnergy Corporation, a South Dakota corporation (the “Merger Agreement”).

As special South Dakota counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement; (ii) a copy of the executed Merger Agreement; (iii) the Articles of Incorporation of the Company originally filed August 11, 2005 and last amended as filed May 12, 2006; (iv) the By-Laws of the Company as last amended on December 20, 2007; (v) certain resolutions adopted by the Board of Directors of the Company on November 28, 2007, pertaining to the Merger Agreement, including the issuance of the Shares contemplated thereby; (vi) certain resolutions of the Board of Directors of Host Acquisition Corporation, a South Dakota corporation dated November 28, 2007; (vii) various corporate records and proceedings related to the organization of the Company; and (viii) various corporate records and proceedings related to the organization of the Company. For purposes of this opinion, we assume that (y) Shares will not be issued until proper approval of the merger by shareholders as contemplated by the Merger Agreement, and (z) the transaction will be completed as described in the Registration Statement and the Merger Agreement.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1. The Shares have been duly authorized by all necessary corporate action of the Company and that, upon issuance and delivery of the Shares and receipt of the consideration therefor in the manner contemplated by the Merger Agreement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

2. The merger of Host Acquisition Corporation, a South Dakota corporation, into US BioEnergy Corporation, a South Dakota corporation, described in the Registration Statement and the Merger Agreement shall, when fully completed, constitute a merger as defined by SDCL 47-1A-1101(1).

We are admitted to practice in the State of South Dakota, and we express no opinion as to matters governed by any laws other than the laws of the State of South Dakota and the federal laws of the United States of America.

Board of Directors

VeraSun Energy Corporation

[The Effective Date]

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our firm name under the caption “Legal Matters” in the proxy statement/prospectus included therein. We do not, however, concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

Sincerely,

CADWELL SANFORD DEIBERT & GARRY LLP